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                                                                    EXHIBIT 99.1


                GENERAL MAGIC ANNOUNCES ITS INTENTION TO ADJOURN
         THE UPCOMING MARCH 12, 2002 SPECIAL MEETING OF STOCKHOLDERS TO
                                 MARCH 22, 2002

The Company believes that it is now likely that a quorum will be present at the
               March 22, 2002 continuation of the Special Meeting

        SUNNYVALE, Calif. (March 5, 2002)-General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice infrastructure software, today announced that it intends to adjourn the March 12, 2002 adjournment of its February 26, 2002 Special Meeting to March 22, 2002.

        The Company is pleased to announce that it has been informed by Mackenzie Partners, its proxy solicitation firm, that it is now likely that a quorum will be present at the March 22, 2002 continuation of the Special Meeting originally called for February 26, 2002. Furthermore, the Company has been advised that brokerage firms that are members of the New York Stock Exchange are now expected to be permitted to vote by proxy at the March 22 Special Meeting shares of the Company's common stock that are held in street name for their customers, unless otherwise instructed by such customers. This is an important development, in the Company's view, as NYSE-member brokerage firms did not participate by proxy at the February 26, 2002 Special Meeting of the Stockholders of the Company. Currently, brokerage firms hold approximately 80% of the shares of the Company's voting stock.

        At the Special Meeting, the stockholders are being asked to approve the Company's issuance on or before June 30, 2002, of those shares of the Company's common stock equal to 20% or more of the outstanding common stock of the Company, up to a maximum of 50,000,000 shares of the common stock, for an aggregate offering price of up to a maximum of up to $20,000,000, at a maximum discount to the closing bid price of the Company's Common Stock on the date or dates of issuance of up to 20%.

        Stockholders are also being asked to approve an amendment to the Company's certificate of incorporation to increase the authorized common stock of the Company from 150,000,000 to 200,000,000 shares. The Company may also transact such other business as may properly come before the meeting.

        The Company believes that stockholder approval of each of the proposals to be considered at the March 22, 2002 Special Meeting will be instrumental in providing the Company with flexibility to raise additional capital to assist the Company in funding its continuing operations. The Company believes that the additional financing which may be obtained through the sale of additional shares of Common stock will strengthen the Company's financial position, provide the Company with the resources and the flexibility to pursue growth and new market opportunities, and to successfully continue to develop and support the Company's products.

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ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure software company that provides enterprise-class software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in Sunnyvale, California. For additional information, visit www.generalmagic.com.

General Magic notes that certain statements in this press release contains certain "forwarding-looking" statements which are based on company management's current expectations. Forward-looking statements in this press release while based upon management's current expectations and belief, which management believes reasonable, are subject to certain known and unknown risks, uncertainties and other factors inherent in attempts to forecast the future that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's dependence on its primary customer; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; and the Company's ability to respond to competitive developments. You are cautioned not to place undue reliance on any forward-looking statements. Risk factors that could cause future results to differ from managements' expectations are detailed in General Magic's Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission on November 21, 2001.